INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80650 of the Taubman Realty Group Limited Partnership on Form S-8, of our report dated May 2, 1997, appearing in this Annual Report on Form 11-K of the Taubman Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 1996.




/s/ Deloitte & Touche LLP
-------------------------

June 23, 1997